AMENDMENT OF SECURITIES PURCHASE AGREEMENT

This AMENDMENT OF SECURITIES PURCHASE AGREEMENT dated as of April ___, 2010 (this “Amendment”), is among EPIC ENERGY RESOURCES, INC., a Colorado corporation (the “Company”), and one or more of the holders of the Company’s 10% secured debentures due December 5, 2012 and issued on December 5, 2007 (each a “Holder” and, collectively, the “Holders”).

RECITALS

A.  Reference is made to (i) that certain Securities Purchase Agreement dated as of December 5, 2007, among the Company and the original holders, as amended by that certain Amendment Agreement dated as of February 26, 2009 (and as otherwise amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Purchase Agreement”) and (ii) the Company’s 10% secured debentures due December 5, 2012 and issued on December 5, 2007 (as the same have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Debentures”).

B.  Pursuant to Section 4.19(c) of the Purchase Agreement, the Company is required to achieve, on a consolidated basis, EBITDA of at least $1,000,000 for each three-month period ending on March 31, June 30, September 30 and December 31 beginning with the three-month period commencing January 1, 2010, and continuing until none of the Debentures remain outstanding.  The Company has requested that such requirement be amended to commence with the three-month period beginning April 1, 2010.

C.  The Holders party hereto have executed and delivered this Amendment to evidence their amendment of Section 4.19(c) for such period, as provided herein.

D.  The Purchase Agreement imposes additional covenants on the Company of which the Company seeks a waiver.

E. The Company intends to conduct a private placement of up to 5,000,000 shares of Series A Convertible Preferred Stock to accredited investors, which is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and related exchange offers (the “March 2010 Offerings”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Holders party hereto agrees as follows:

Section 1.              Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Purchase Agreement and Debentures.

Section 2.              Amendment.  Section 4.19(c) of the Purchase Agreement is hereby amended by deleting the phrase “commencing on January 1, 2010” and inserting in place thereof the phrase “commencing on April 1, 2010”.

Section 3.              Waiver of all Holders Party Hereto.  Each Holder severally and not jointly hereby waives:

(a)           any breach of Section 4.21 of the Purchase Agreement as a result of the Company’s increase of the individual cash salaries of the chief executive officer and the chief financial officer beyond 2008 levels in October, 2009 prior to the date hereof;

(b)           any breach of Section 4.19(d) or (e) of the Purchase Agreement as a result of the Company’s failure to issue any report to the Agent prior to the date hereof;

(c)           any breach of Section 4.20 of the Purchase Agreement as a result of the Company issuing approximately 1,200,000 shares of the Company’s Series A Preferred Stock to members of management in exchange for deferred salaries and directors for past board fees and reduced compensation for management in connection with the March 2010 Offerings;

(d)           any breach of Section 4.14 of the Purchase Agreement as a result of the Company’s redemption of some, but not all, of the Debentures in connection with the consummation of the transactions contemplated by this Amendment; and

(e)           any breach of Section 4.19(c) of the Purchase Agreement as a result of the Company’s failure to achieve, on a consolidated basis, EBITDA (as defined in the Purchase Agreement) of at least $1,000,000 for the three month period ended March 31, 2010.

Section 4.              Representations and Warranties.  The Company hereby makes to the Holders party hereto the following representations and warranties:

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Equal Consideration.  No consideration has been paid to any person to amend or consent to a waiver, modification, forbearance or otherwise pursuant to this Amendment.

(d)           Survival; Bring Down.  All of the Company’s warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Amendment by the parties hereto.

(e)           No Breaches.  Except as expressly set forth herein, the Company acknowledges there are no breaches under the Purchase Agreement that currently exist as of the date of this Amendment.

Section 5.              Miscellaneous.

(a)           All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment and (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Amendment, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(b)           The respective obligations, amendments, agreements and waivers hereunder of the Holders party hereto are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein.

(c)           Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Amendment and all other related agreements thereto (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Amendment and, therefore, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any amendments hereto.

(d)           Except as expressly set forth herein, each Holder, to its knowledge without independent investigation, acknowledges there are no breaches under the Purchase Agreement that currently exist as of the date of that Holder’s execution of this Amendment.

(e)           This Amendment may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

(f)           The obligations of each Holder under this Amendment and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Amendment or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Amendment or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Amendment and the Transaction Documents.

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Amendment of Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EPIC ENERGY RESOURCES, INC.,

as the Company

By:
Name:
Title:

S-1

HOLDERS

By:
Name:
Title:

By:
Name:
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